Exhibit 99.2

AFFINITY GROUP HOLDING, INC.

STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350

I, Mark J. Boggess, Vice President and Chief Financial Officer of Affinity Group Holding, Inc., a Delaware corporation (the “Company”), hereby certify as follows:

4.                                       1.             This statement is provided pursuant to 18 U.S.C. Section 1350 in connection with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (the “Periodic Report”);

5.                                       The Periodic Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

6.                                       The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of dates and for the periods indicated therein.

Date:  May 7, 2003

/s/ Mark J. Boggess
Mark J. Boggess
Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Affinity Group Holding, Inc. and will be retained by Affinity Group Holding, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.